As filed with the Securities and Exchange Commission on February 25, 1999
                                                      Registration No. 333-72571

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)

                   Minnesota                             41-1301878
         (State or other jurisdiction                 (I.R.S. Employer
       of incorporation or organization)             Identification No.)

                             10701 Red Circle Drive
                           Minnetonka, Minnesota 55343
                    (Address of Principal Executive Offices)

                 LECTEC CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (full title of the plan)


            Mr. Rodney A. Young                         Copy to:
          Chief Executive Officer                Timothy S. Hearn, Esq.
            LecTec Corporation                    Dorsey & Whitney LLP
          10701 Red Circle Drive                 Pillsbury Center South
        Minnetonka, Minnesota 55343              220 South Sixth Street
  (Name and address of agent for service)   Minneapolis, Minnesota 55402-1498

              (612) 933-2291                         (612) 340-7802
(Telephone number, including area code, of agent for service)

                              --------------------

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

     Title of each                            Proposed             Proposed
  class of Securities    Amount to be     Maximum Offering     Maximum Aggregate          Amount of
   to be registered     registered (1)   Price per Share (2)   Offering Price (2)   Registration Fee (2)
--------------------------------------------------------------------------------------------------------
     Common Stock
   ($.01 par value)         200,000             $2.00             $400,000.00              $112.00
--------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the LecTec Corporation Employee Stock Purchase Plan (the "Plan").

(2) Determined pursuant to Rule 457(c), based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market System on February 11, 1999. The Company paid this fee with the original filing on February 18, 1999.

         This Amendment is being filed solely to file a corrected version of the Power of Attorney attached as Exhibit 24 to the Form S-8 as originally filed on February 18, 1999.

Item 8.           Exhibits

Exhibit
Number            Description
------            -----------

     4*           LecTec Corporation Employee Stock Purchase Plan

     5*           Opinion of Dorsey & Whitney LLP

  23.1*           Consent of Grant Thornton LLP

  23.2* Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement)

    24            Power of Attorney

---------------
*  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 25, 1999.

                              LECTEC CORPORATION


                              By     /s/ Rodney A. Young
                                 -----------------------------------------------
                                 Rodney A. Young
                                 Chief Executive Officer, President and Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on February 25, 1999.

           Name                          Title                        Date
           ----                          -----                        ----


/s/ Rodney A. Young        Chief Executive Officer, President  February 25, 1999
------------------------   and Chairman (Principal Executive
Rodney A. Young            Officer)


/s/ Deborah L. Moore       Chief Financial Officer (Principal  February 25, 1999
------------------------   Financial and Accounting Officer)
Deborah L. Moore


            *              Director                            February 25, 1999
------------------------
Lee M. Berlin

            *              Director                            February 25, 1999
------------------------
Alan C. Hymes, M.D.

            *              Director                            February 25, 1999
------------------------
Paul O. Johnson

            *              Director                            February 25, 1999
------------------------
Bert J. McKasy

            *              Director                            February 25, 1999
------------------------
Marilyn K. Speedie

            *              Director                            February 25, 1999
------------------------
Donald C. Wegmiller


*By /s/ Rodney A. Young
   ---------------------
   Rodney A. Young, as Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit Number               Description
--------------               -----------

        4*        LecTec Corporation Employee Stock Purchase Plan

        5*        Opinion of Dorsey & Whitney LLP

     23.1*        Consent of Grant Thornton LLP

     23.2* Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement)

       24         Power of Attorney

---------------
*  Previously filed.